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                                                                       Exhibit 5

                         [FIRM LETTERHEAD APPEARS HERE]



                                October 31, 1996



Teleport Communications Group Inc.
One Teleport Drive
Staten Island New York, New York  10311-1033

                    Re:  Registration Statement on Form S-8
                         ----------------------------------

Gentlemen:

       We have acted as special counsel for Teleport Communications Group Inc., a Delaware corporation ("Teleport"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to
(i) 2,000,000 shares (the "Shares") of Teleport Class A Common Stock, $.01 par value per share, being issued by Teleport pursuant to the Teleport Communications Group Inc. Retirement Savings Plan (the "Savings Plan") and
(ii) an indeterminate number of interests in the Savings Plan (the "Interests") that may be acquired thereunder.

       To prepare this opinion we have examined and reviewed such documents and made such investigations of law as we have considered necessary or appropriate to render the opinions expressed below. We have reviewed (a) the Registration Statement; (b) Teleport's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; (c) the Savings Plan; and (d) certain records of Teleport's corporate proceedings as reflected in its minute and stock books.

       As to matters of fact relevant to our opinion, we have relied upon certificates of officers of Teleport without further investigations. With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and
(ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provisions of any such other documents that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual
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investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

       Our opinion is limited to matters of law of the District of Columbia, the General Corporation Law of the State of Delaware, and the United States of America insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

       Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that (i) the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable and (ii) that the Plan confers legal Interests upon employee's participating in the Plan to the extent and upon the terms and conditions described therein.

       We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                     Very truly yours,

                                     DOW, LOHNES & ALBERTSON



                                     By:   /s/ Paul R. Lang
                                        --------------------------------------
                                           Paul R. Lang
                                           Member of the Firm